Exhibit 3.4

                                     BY-LAWS

                                       of

                              OMNICOM FINANCE INC.

                             A Delaware Corporation

                              Adopted June 24, 1988

                                    ARTICLE I

                                    Offices

      Section 1. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

      Section 2. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

      Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

      Section 2. Annual meetings of stockholders shall be held within five months of the end of the Corporation's fiscal year, or at such other date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

      Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these By-Laws not less than twenty nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting.

      Section 4. Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the Chief Executive Officer, and shall be called by the Chief Executive Officer or the Secretary upon the written request of the majority of the directors or upon the written request of the holders of at least 10% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board of Directors or the Chief Executive Officer, other than one required to be called by reason of a written request of stockholders, may be cancelled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

      Section 5. Written notice of each special meeting of stockholders shall be given in the manner set forth in Article VI of these By-Laws not less than twenty nor more than


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

sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting and the purpose or purposes for which the meeting is called.

      Section 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

      Section 7. At any meeting of stockholders each stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder shall be


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

entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. All elections shall be determined by plurality votes. Except as otherwise provided by law or in the Certificate of Incorporation or By-Laws, any other matter shall be determined by the vote of a majority of the shares voting on it at a meeting where a valid quorum is present.

      Section 8. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    Directors

      Section  1. The  Board of  Directors  shall  manage  the  business  of the
Corporation,   except  as  otherwise   provided  by  law,  the   Certificate  of
Incorporation or these By-Laws.

      Section 2. The number of directors constituting the entire Board of Directors, which number shall be at least


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

one (1), shall be determined by the Board of Directors from time to time. Until further action by the Board of Directors, the number of directors which shall constitute the entire Board of Directors shall be six. As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

      Section 3. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, each director elected shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.

      Section 4. Any or all of the directors may be removed with or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

      Section 5. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified.


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

      Section 6. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

      Section 7. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

                                   ARTICLE IV

                       Meetings of the Board of Directors

      Section 1. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

      Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside the State of Delaware as shall from time to time be determined by the Board.


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

      Section 3. Special meetings of the Board of Directors may be called by the Chief Executive Officer on at least forty-eight hours' notice to each director and shall be called by the Chief Executive Officer or the Secretary on like notice at the written request of any two directors.

      Section 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice thereof.

      Section 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting.


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

      Section 6. Any action of the Board of Directors may be taken without a meeting if one or more written consents to the action are signed by all of the members of the Board of Directors and filed with the minutes of the proceedings of the Board of Directors.

      Section 7. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at the meeting.

                                    ARTICLE V

                                   Committees

      Section 1. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of one or more directors, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except as the Board otherwise provides, and the other committees shall have such authority as the Board


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

grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board.

      Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board shall require. Unless the Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

      Section 3. Any action of a committee may be taken without a meeting if one or more written consents to the action are signed by all of the members of the committee and filed with the minutes of the proceedings of the committee.


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

                                   ARTICLE VI

                                     Notices

      Section 1. Any notice to a stockholder shall be given personally or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

      Section 2. Any notice to a director may be given personally, by telephone or by telex, rapidfax or telegraph. A notice will be deemed given when actually given in person or by telephone, or when deposited with the communications company through which it is given, directed to the director at his business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

      Section 3. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.


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

                                   ARTICLE VII

                                    Officers

      Section 1. The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Director of Treasury Operations. In addition, the Board of Directors may elect a Chairman of the Board and one or more Vice-Chief Executive Officers, Assistant Secretaries or Assistant Directors of Treasury Operations, and such other officers as it may from time to time deem advisable. Any two or more offices may be held by the same person. No officer except the Chairman of the Board need be a director of the Corporation.

      Section 2. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

      Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of receipt thereof, and the acceptance of such resignation shall not be necessary to make it effective.

      Section 4. The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.


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

      Section 5. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 6. The Chief Executive Officer of the Corporation, subject to the Board of Directors, shall have charge of the affairs of the Corporation. He shall keep the Board of Directors fully informed and shall freely consult them concerning the business of the Corporation in his charge. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered and he may affix the seal of the Corporation to any instrument which shall require it. Except as otherwise provided by these By-Laws, the Chief Executive Officer shall appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the Corporation. He shall, if present, preside in the absence of the Chairman of the Board at all meetings of the Board of Directors and of the shareholders and shall have the power to call special meetings of the shareholders and of the Board of


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

Directors and in addition to the powers usually incident to the office of Chief Executive Officer as herein provided, shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

      Section 7. The Vice-Chief Executive Officers, if any, shall perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chief Executive Officer. The Board may designate a seniority among Vice-Chief Executive Officers. In the absence of or in the event of the disability of the Chief Executive Officer, the Vice-Chief Executive Officers shall, in the order designated by the Board, perform the duties of the Chief Executive Officer.

      Section 8. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in books provided for that purpose. He shall attend to the giving and serving of all notices of the Corporation. He shall affix the seal of the Corporation to all contracts and instruments requiring the same unless such function is performed by the Chief Executive Officer. He shall have charge of the seal of the Corporation and of such books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the examination by any director upon application at the office of the Corporation during business hours, and shall in general perform all the duties incident to the office of the Secretary, or which may from time to time be assigned to him by the Board of Directors.


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

      Section 9. The Assistant Secretaries, if any, shall assist the Secretary in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chief Executive Officer. In the absence of or in the event of the disability of the Secretary, the Assistant Secretaries shall, in the order designated by the Board, perform the duties of the Secretary.

      Section 10. The Director of Treasury Operations shall have custody of all funds, securities and other property of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Director of Treasury Operations shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, when the Chief Executive Officer or the Board of Directors so requires, an account of all his transactions as Director of Treasury Operations and of the financial condition of the Corporation. In general the Director of Treasury Operations shall perform all the duties incident to the office of Director of Treasury Operations and such other duties as from time to time may be assigned to him by the Board of Directors.


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

      Section 11. The Assistant Directors of Treasury Operations, if any, shall assist the Director of Treasury operations in the performance of his duties and perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chief Executive Officer. In the absence of or in the event of the disability of the Director of Treasury Operations, the Assistant Directors of Treasury Operations shall, in the order designated by the Board, perform the duties of the Director of Treasury Operations.

      Section 12. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                  ARTICLE VIII

                             Certificates for Shares

      Section 1. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chief Executive Officer or a Vice-Chief Executive Officer and by the Director of Treasury Operations or an Assistant Director of Treasury operations, or the Secretary or an Assistant Secretary.

      Section 2. Any or all signatures upon a certificate may be a facsimile. If an officer, transfer agent or registrar who has signed or whose facsimile signature has


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been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

      Section 3. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction to the certificate or the issuance of the new certificate.

      Section 4. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

      Section 5. The Board of Directors may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of


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stockholders,  or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Such date shall be not less than twenty nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is so fixed, the record date shall be provided by law. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders which has been made as provided in this Section shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

      Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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

                                   ARTICLE IX

                                 Indemnification

      Section 1. Actions by Third Parties. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best


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interests  of the  Corporation,  and,  with  respect to any  criminal  action or proceeding, had reasonable cause to believe that the conduct was unlawful.

      Section 2. Actions By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and


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reasonably  entitled to indemnity for such expenses  which the Court of Chancery or such other court shall deem proper.

      Section 3. Indemnification as of Right. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

      Section 4. Determination that Indemnification is Proper. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because that person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.


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